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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 25, 1999



Commission            Registrant; State of Incorporation;        IRS Employer
File Number             Address; and Telephone Number         Identification No
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1-9513                       CMS ENERGY CORPORATION              38-2726431
                            (A Michigan Corporation)
                        Fairlane Plaza South, Suite 1100
                              330 Town Center Drive
                            Dearborn, Michigan 48126
                                 (313) 436-9261


1-5611                      CONSUMERS ENERGY COMPANY             38-0442310
                            (A Michigan Corporation)
                            212 West Michigan Avenue
                              Jackson, Michigan
                               (517) 788-1030





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ITEM 5.  OTHER EVENTS.

        CMS Energy Corporation has completed a previously announced exchange of CMS Energy common stock for all outstanding shares of its Class G common stock. At the close of business on October 25, 1999, the Corporation exchanged 0.7041 shares of CMS Energy common stock for each share of Class G common stock. Based upon the 8,709,823 shares of Class G common stock that had been outstanding, approximately 6,132,600 additional shares of CMS Energy common stock were issued in the exchange. The Corporation now has approximately 116 million shares of CMS Energy common stock outstanding. As a result of the transaction, Class G shares are no longer publicly issued or outstanding.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                         CMS ENERGY CORPORATION



Dated:     October 26, 1999                By: /s/ Alan M. Wright
                                              ------------------------------
                                              Alan M. Wright
                                              Senior Vice President and
                                              Chief Financial Officer



                                         CONSUMERS ENERGY COMPANY



Dated:     October 26, 1999
                                           By: /s/ Alan M. Wright
                                              ------------------------------
                                              Alan M. Wright
                                              Senior Vice President and
                                              Chief Financial Officer